Exhibit 10.4

AMENDMENT  TO EMPLOYMENT AGREEMENTS

This agreement is an amendment (this "Amendment ") to those certain employment agreements between Algae Dynamics Corp. (formerly known as Converted Carbon Technologies Corp.) (the "Company") dated as of March 28, 2014 (the "Employment Agreements"), and each of Richard Rusiniak, Paul Ramsay, and Ross Eastley (individually, an "Executive" and collectively, the "Executives").

BACKGROUND

1. The Executives devote substantially full time to the business of the Company and in anticipation of significant funding the Company entered into the Employment Agreements providing for salary and benefits commensurate with their level of responsibility for the Company.

2. The anticipated funding for the Company has been substantially delayed and the Company has been unable to make the payments contemplated by the Employment Agreements ..

3. The Executives are also significant shareholders in the Company and in the best interest of the Company they desire to forgo any accrued but unpaid salary and benefits to the date of this Amendment and to provide for future salaries in accordance with this Amendment and the schedule hereto.

AGREEMENT

The parties hereto, intending to be legally bound hereby, agree as follows:

1. Forgiveness of Accrued Salary. The Executives hereby forgive any salary from the commencement of the Employment Agreements through to the date of this Amendment. Any salary actually paid to the Executives from the date of the Employment Agreements  to the    date of this Amendment shall be deducted from the shareholder loan balance owed to such Executive.

2. Future Salary. The Executives shall be paid future salaries based  upon the Company's  success in Raising Future Capital (as defined in the next sentence) according to the attached Schedule A. For the purposes of this Amendment, "Raising Future Capital" or "Future Raises of Capital" includes all sources of funds raised, including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold. In accordance with such Schedule, no salary shall be paid until the first month the Future Raises of Capital of $100,000. Thereafter, the Executives shall be paid collectively the amount set forth in such Schedule based upon the cumulative amounts of Future Raises of Capital from the date of this Amendment. For illustration purposes only, if the Company achieves Future Raises of Capital of $100,000 in July 2015, $500,000 in August 2015 and $1 million in September 2015, the total salary to be paid to the Executives would be $3,250 in July 2015, $16,250 in August 2015, and $32,500 in September 2015. The amounts set forth herein reflect the collective amount to be paid to the Executives and until such time as the cumulative amounts raised by the Company provide for payment in full of the amounts to be paid under the Employment Agreements the salary paid by the Company shall be divided among the Executives as they shall  determine.

3. Change of Control.  For the purposes of Section 16 of each of the Employment  Agreements, the Monthly Base Salary shall be the amount prescribed by the Employment Agreements without giving effect to the salary reduction provided in this Amendment.

4. Termination of this Amendment. This Amendment shall be of no further force or effect upon the Company raising from outside investors the cumulative amount of $1 .5 million.

5.  Currency. References in this Amendment to "dollar" or "$" refer to the Canadian dollar.

6.  Effect of this Amendment. Except as expressly provided herein the Employment Agreements shall remain in full force and effect.

INWITNESS WHEREOF, the parties have executed this Amendment as of the second day of June, 2015.

ALGAE DYNAMICS  CORP.

By:
Blair Mullin, Director

By:
Paul Ramsay

By:
Richard Rusiniak

By:
Ross Eastley

Schedule A

Salary Implementation Schedule for Amended Employment Contracts with Richard Rusiniak Paul Ramsay  and Ross Eastley

	Cumulative Funds Raised1	Monthly Salary % to be Paid	Multiplied By	Senior Management - 100% Monthly Commitment	Equals	Based on Funds Raised - Monthly Salary Commitment
1.)	$100,000	10.0%	x	$32,500	=	$3,250
2.)	$175,000	15.0%	x	$32,500	=	$4,875
3.)	$250,000	25.0%	x	$32,500	=	$8,125
4.)	$375,000	37.5%	x	$32,500	=	$12,188
5.)	$500,000	50.0%	x	$32,500	=	$16,250
6.)	$750,000	62.5%	x	$32,500	=	$20,313
7.)	$1,000,000	75.0%	x	$32,500	=	$24,375
8.)	$1,250,000	87.5%	x	$32,500	=	$28,438
9.)	$1,500,000	100.0%	x	$32,500	=	$32,500

Note: 1- Cumulative Funds Raised (Raising Future Capital or Future Raises of Capital includes all sources of funds raised, including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold.